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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY                                        JURISDICTION OF INCORPORATION
----------                                        -----------------------------
Buckeye Florida Corporation                       Delaware
Buckeye Foley Corporation                         Delaware
Buckeye Florida, Limited Partnership              Delaware
Buckeye S.A.                                      Switzerland
Buckeye (Barbados) Ltd.                           Barbados
Buckeye Technologies GmbH                         Germany
BKI Management Company, L.P                       Tennessee
BKI Holding Corporation                           Delaware
BKI Finance Corporation                           Tennessee
BKI Asset Management Corporation                  Delaware
BKI Limited Corporation                           Delaware
Buckeye Lumberton Inc.                            North Carolina
Buckeye Canada Inc.                               Canada
Merfin Europe Ltd.                                Ireland
Merfin Systems Inc.                               Delaware